Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ACELYRIN, INC. of our report dated March 24, 2023 relating to the financial statements of ValenzaBio, Inc., which appears in ACELYRIN, Inc.’s Current Report on Form 8-K dated November 13, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

November 13, 2024